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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


     Date of Report (Date of Earliest Event Reported): December 29, 1999


                             FRUIT OF THE LOOM, LTD.
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


     CAYMAN ISLANDS                   33-39625-99          NONE
----------------------------       -------------     ------------------
(State or Other Jurisdiction        (Commission      (IRS Employer
     of incorporation)              File Number)     Identification No.)

     200 West Madison Street, Suite 2700, CHICAGO, ILLINOIS        60606
-----------------------------------------------------------      ----------
     (Address of Principal Executive Offices)                    (Zip Code)

Registrant's telephone number, including area code (312) 899-1320

ITEM 3.    BANKRUPTCY OR RECEIVERSHIP.

     On December 29, 1999, the Registrant issued a News Release, announcing that the Registrant and certain of its U.S. subsidiaries have filed voluntary petitions under chapter 11 of the United States Bankruptcy Code with the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"), attached hereto as Exhibit 99.1. The information contained in this News Release is incorporated herein by reference.

     Also on December 29, 1999, the Registrant entered into a $625 million debtor-in-possession facility (the "DIP Facility") provided by Bank of America, N.A. The Post-Petition Loan and Security Agreement (the "Agreement") dated December 29, 1999 is attached hereto as Exhibit 99.2. The information contained in this Agreement is incorporated herein by reference.

     On December 30, 1999, the Bankruptcy Court approved the DIP Facility, a request to continue customer programs and promotions and a request to continue employee benefits.

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     The foregoing summary does not purport to be complete and is qualified in its entirety by reference to (i) the News Release, dated December 29, 1999, and (ii) the Agreement, dated December 29, 1999.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS.

     (c)   Exhibits.

           99.1  News Release dated December 29, 1999

           99.2  Post-Petition Loan and Security Agreement, dated December
                 29, 1999


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         FRUIT OF THE LOOM, LTD.

Dated: December 29, 1999                 By:   /s/ BRIAN HANIGAN
                                               -------------------------------
                                               Brian Hanigan
                                               Vice President and Treasurer